EXHIBIT 3.3
                                                                    -----------

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                           YIFAN COMMUNICATIONS, INC.


                                   ARTICLE I

                                  STOCKHOLDERS
                                  ------------

      Section 1. Place of Stockholders' Meetings. All meetings of the stockholders of the corporation shall be held at such place or places, within or outside the State of Delaware, as may be fixed by the Board of Directors from time to time or as shall be specified in the respective notices thereof.

      Section 2. Date, Hour and Purpose of Annual Meetings of Stockholders. Annual Meetings of Stockholders shall be held on such day and at such time as the Directors may determine from time to time by resolution, at which meeting the stockholders shall elect, by a plurality of the votes cast at such election, a Board of Directors, and transact such other business as may properly be brought before the meeting. If for any reason a Board of Directors shall not be elected at the Annual Meeting of Stockholders, or if it appears that such Annual Meeting is not held on such date as may be fixed by the Directors in accordance with the provisions of the By-laws, then in either such event the Directors shall cause the election to be held as soon thereafter as convenient.

      Section 3. Special Meetings of Stockholders. Special meetings of the stockholders entitled to vote may be called by the Chairman of the Board, the President or any Vice President, the Secretary or by the Board of Directors, and shall be called by any of the foregoing at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the meeting.

      Section 4. Notice of Meetings of Stockholders. Except as otherwise expressly required or permitted by the laws of Delaware, not less than ten days nor more than sixty days before the date of every stockholders' meeting the Secretary shall give to each stockholder of record entitled to vote at such meeting written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice, if mailed, shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, addressed to the stockholder at the post office address for notices to such stockholder as it appears on the records of the Corporation.

      Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.

      An Affidavit of the Secretary or an Assistant Secretary or of a transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

      Section 5. Quorum of Stockholders.

            (a) Unless otherwise provided by the laws of Delaware, at any meeting of the stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum.

            (b) At any meeting of the stockholders at which a quorum shall be present, a majority of those present in person or by proxy may adjourn the meeting without notice, other than announcement at the meeting. In the absence of a quorum, the officer presiding thereat shall have power to adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting other than announcement at the meeting shall not be required to be given, except as provided in paragraph (d) below and except where expressly required by law.

            (c) At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment of adjournments thereof, unless a new record date is fixed by the Board of Directors.

            (d) If an adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

      Section 6. Chairman and Secretary of Meeting. The Chairman, or in his absence, the President, or in his absence, any Vice President, shall preside at meetings of the stockholders. The Secretary shall act as secretary of the meeting, or in his absence an Assistant Secretary shall act, or if neither is present, then the presiding officer shall appoint a person to act as secretary of the meeting. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

      Section 7. Voting by Stockholders. Except as may be otherwise provided by statute, the Certificate of Incorporation or by these By-laws, at every meeting of the stockholders each stockholder shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation on the record date for the meeting. All elections and questions shall be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting, except as otherwise permitted or required by the laws of Delaware, the Certificate of Incorporation or these By-laws. Except as otherwise provided by statute, these By-Laws, or the Certificate of Incorporation, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes, cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

      Section 8. Proxies. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by his attorney-in-fact. Every proxy shall be in writing, dated and subscribed by the stockholder or his duly authorized attorney-in-fact, but need not be sealed, witnessed or acknowledged. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. No proxy shall be valid after the expiration of three years from the date thereof, unless otherwise provided by proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is permitted by law.

      Section 9. List of Stockholders.

            (a) At least ten days before every meeting of stockholders, the Secretary shall prepare or cause to be prepared a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

            (b) During ordinary business hours, for a period of at least ten days prior to the meeting, such list shall be open to examination by any stockholder for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

            (c) The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and it may be inspected by any stockholder who is present.

            (d) The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

      Section 10. Action by Written Consent.

            (a) Any action which is required to be or may be taken at any annual special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice to stockholders and without a vote if consents in writing, setting forth the action so taken, shall have been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Consents may be revoked by written notice to the Corporation.

            (b) The Corporation shall give prompt notice of the taking of corporate action without meeting by less than unanimous written consent to stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law.

                                   ARTICLE II

                                    DIRECTORS
                                    ---------

      Section 1. Power of Directors. The property, business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all the powers of the Corporation except such as are by the laws of Delaware or the Certificate of Incorporation or these By-laws required to be exercised or done by the stockholders.

      Section 2. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders. In the absence or disability of the Chairman of the Board: (a) the Executive Vice President shall preside at all meetings of the Board of Directors and of the stockholders, and (b) the powers and duties of the Chairman of the Board shall be exercised by the Executive Vice President until such authority is altered by action of the Board of Directors. The Chairman of the Board shall present to the Annual Meeting of Stockholders a report of the business of the preceding fiscal year.

      Section 3. Number, Method of Election, Terms of Office of Directors. The total number of Directors constituting the entire Board of Directors shall be not less than one (1) nor more than nine (9), with the then-authorized number of Directors being fixed from time to time solely by or pursuant to a resolution passed by the Board of Directors, provided, however, that the total number of Directors shall be not less than two (2) during any period when the total stockholders' equity of the Corporation exceeds $100,000. Each Director shall hold office until he resigns from office, is removed from office by the affirmative vote of the holders of a majority in interest of the Corporation's common stock or his successor is elected and qualified. Directors need not be stockholders of the Corporation. Except as otherwise provided by the statute or these By-Laws, the directors shall be elected at the annual meeting of the stockholders for the election of directors at which a quorum is present, and the persons receiving a plurality of the votes cast at such election shall be elected. Each director shall hold office until the next annual meeting of the stockholders and until his successor shall have been duly elected and qualified or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws, or as otherwise provided by statute or the Certificate of Incorporation.

      Section 4. Vacancies on the Board of Directors.

            (a) Any Director may resign his office at any time be delivering his resignation in writing to the Chairman or the President or the Secretary. It will take effect at the time specified therein, or if no time is specified, it will be effective at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

            (b) Any vacancy or newly created Directorship resulting from any increase in the authorized number of Directors may be filled by vote of a majority of the Directors then in office, though less than a quorum, and any Director so chosen shall hold office until the next annual election of Directors by the stockholders and until his successor is duly elected and qualified, or until his earlier resignation or removal.

      Section 5. Meetings of the Board of Directors.


            (a) The Board of Directors may hold their meetings, both regular and special, either within or outside the State of Delaware.

            (b) Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board of Directors.

            (c) The first meeting of each newly elected Board of Directors shall be held as soon as practicable after the Annual Meeting of the stockholders for the election of officers and the transaction of such other business as may come before it.

            (d) Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman or the President, or at the request of Directors constituting one-third of the number of Directors then in office, but not less than two Directors.

            (e) The Secretary shall give notice to each Director of any meeting of the Board of Directors by mailing the same at least two days before the meeting or by delivering the same not later than the day before the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board of Directors. No notice of any adjourned meeting need be given. No notice to or waiver by any Director shall be required with respect to any meeting at which the Director is present.

      Section 6. Quorum and Action. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. Unless otherwise provided by the laws of Delaware, the Certificate of Incorporation or these By-laws, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

      Section 7. Presiding Officer and Secretary of Meeting. The Chairman or, in his absence, a member of the Board of Directors selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in his absence the presiding officer shall appoint a secretary of the meeting.

      Section 8. Acton by Consent Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the records of the Board or committee.

      Section 9. Executive Committee. The Board of Directors may appoint from among its members and from time to time may fill vacancies in an Executive
Committee to serve during the pleasure of the Board. The Executive Committee shall consist of three members, or such greater number of members as the Board of Directors may by resolution from time to time fix. One of such members shall be the Chairman of the Board who shall be the presiding officer of the Committee. During the intervals between the meetings of the Board, the Executive Committee shall possess and may exercise all of the powers of the Board in the management of the business and affairs of the Corporation conferred by these By-laws or otherwise. The Committee shall keep a record of all its proceedings and report the same to the Board. A majority of the members of the Committee shall constitute a quorum. The act of a majority of the members of the Committee present at any meeting at which a quorum is present shall be the act of the Committee.

      Section 10. Other Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee who mat replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualifies form voting, whether or not he or they constitute a quorum, many unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

      Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to these by-laws.

      Section 11. Compensation of Directors. Directors shall receive such reasonable compensation for their service on the Board of Directors or any committees thereof, whether in the form of salary or a fixed fee for attendance at meetings, or both, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any Director from serving in any other capacity and receiving compensation therefor.

      Section 12. Resignations. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 13. Vacancies. Vacancies may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or holders of at least ten percent of the votes of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. Except as otherwise provided in these By-Laws, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

      Section 14. Removal of Directors. Except as otherwise provided in the Certificate of Incorporation or in these By- Laws, any director may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the votes of the issued and outstanding stock entitled to vote for the election of directors of the Corporation given at a special meeting of the stockholders called and held for the purpose; and the vacancy in the Board of Directors caused by any such removal may be filled by such stockholders at such meeting, or, if the stockholders shall fail to fill such vacancy, as in these By-Laws provided.

      Section 15. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other Corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if; (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                  ARTICLE III

                                    OFFICERS
                                    --------

      Section 1. Executive Officers of the Corporation. The executive officers of the Corporation shall be elected by the Board of Directors and shall consist of at least a President, a Secretary and a Treasurer. The Board of Directors also may appoint a Chairman of the Board, a Vice Chairman of the Board, and one or more Executive Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any two or more offices may be filled by the same person. None of the officers need be a member of the Board except the Chairman of the Board and the Vice Chairman of the Board.

      Section 2. Choosing of Executive Officers. The Board of Directors at its first meeting after each Annual Meeting of Stockholders shall choose a President, a Secretary and a Treasurer.

      Section 3. Additional Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

      Section 4. Salaries and Bonds. The salaries of all the officers and agents of the Corporation specially appointed by the Board shall be fixed by the Board of Directors. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such sureties as the Board of Directors may require.

      Section 5. Term, Removal and Vacancies. The officers of the Corporation shall hold office until the meeting of the Board of Directors following the next annual meeting of the stockholders, or until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

      Section 6. President. The President shall have such powers and perform such duties as are provided in these By-laws or as may be delegated to him by the Board of Directors or the Chairman of the Board. The President shall have the general and active management of the business of the Corporation and general and active supervision and direction over the other officers, agents and employees and shall see their duties are properly performed. He shall, if present, preside at each meeting of the stockholders and of the Board of Directors and shall be an ex-officio member of all committees of the Board of Directors. He shall perform all duties incident to the office of President and such other duties as may from time to time be assigned to him by the Board of Directors. In the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders.

      Section 7. Powers and Duties of the Chief Executive Officer. The Chief Executive Officer shall have general charge and supervision of the business of the Company and shall exercise and perform all the duties incident to the office of the Chief Executive Officer. He shall have direct supervision of the other officers and shall also exercise and perform such powers and duties as may be assigned to him by the Board of Directors.

      Section 8. Powers and Duties of Vice Presidents. Any Vice President designated by the Board of Directors shall, in the absence, disability or inability to act of the President, perform all duties and exercise all the powers of the President and shall perform such other duties as the Board may from time to time prescribe. Each Vice President shall have such other powers and shall perform such other duties as may be assigned to him by the Board.

      Section 9. Powers and Duties of Treasurer and Assistant Treasurers.

            (a) The Treasurer shall be the Chief Financial Officer of the Corporation and have the care and custody of all the funds and securities of the Corporation, except as may be otherwise ordered by the Board of Directors, and shall cause such funds to be deposited to the credit of the Corporation in such banks or depositories as may be designated by the Board of Directors, the Chairman, the President or the Treasurer, and shall cause such securities to be placed in safekeeping in such manner as may be designated by the Board of Directors, the Chairman, the President or the Treasurer.

            (b) The Treasurer, or an Assistant Treasurer, or such other person or persons as may be designated for such purpose by the Board of Directors, the Chairman, the President or the Treasurer, may sign, make and endorse in the name and on behalf of the Corporation, all instruments for the payment of money, bills of lading, warehouse receipts, insurance policies and other commercial documents requiring such endorsement.

            (c) The Treasurer, or an Assistant Treasurer, or such other person or persons as may be designated for such purpose by the Board of Directors, the Chairman, the President or the Treasurer, may sign all receipts and vouchers for payments made to the Corporation; he shall render a statement of the cash account of the Corporation to the Board of Directors as often as it shall require; he shall enter regularly in books to be kept by him for that purpose full and accurate accounts of all moneys received and paid by him on account of the Corporation and of all securities received and delivered by the Corporation.

            (d) Each Assistant Treasurer shall perform such duties as may from time to time be assigned to him by the Treasurer or by the Board of Directors. In the event of the absence of the Treasurer or his incapacity or inability to act, then any Assistant Treasurer may perform any of the duties and may exercise any of the powers of the Treasurer.

      Section 10. Powers and Duties of Secretary and Assistant Secretaries.

            (a) The Secretary shall attend all meetings of the Board and all meetings of the stockholders, and shall keep the minutes of all such proceedings in proper books provided for that purpose. The Secretary shall attend to the giving and serving of all notices of the Corporation in accordance with the provisions of the By-laws and as required by the laws of Delaware. The Secretary shall (i) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal and (ii) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed. The Secretary may, with the President, a Vice President or other authorized officer, sign all contracts and other documents in the name of the Corporation. He shall perform such other duties as may be prescribed in these By-laws or assigned to him and all other acts incident to the position of Secretary.

            (b) Each Assistant Secretary shall perform such duties as may from time to time be assigned to him by the Secretary or by the Board of Directors. In the event of the absence of the Secretary or his incapacity or inability to act, then any Assistant Secretary may perform any of the duties and may exercise any of the powers of the Secretary.

            (c) In no case shall the Secretary or any Assistant Secretary, without the express authorization and direction of the Board of Directors, have any responsibility for, or any duty or authority with respect to, the withholding or payment of any federal, state or local taxes of the Corporation, or the preparation or filing of any tax return.

                                   ARTICLE IV

                                  CAPITAL STOCK
                                  -------------

      Section 1. Stock Certificates.

            (a) Every holder of stock in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by him.

            (b) The signatures of the officers of the Corporation may be facsimiles and, if permitted by Delaware law, any other signature on the certificate may be a facsimile.

            (c) In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

            (d) Certificates of stock shall be issued in such form not inconsistent with the Certificate of Incorporation. They shall be numbered and registered in the order in which they are issued. No certificate shall be issued until fully paid.

      Section 2. Record Ownership. A record of the name and address of the holder of each certificate, the number of shares represented thereby, and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of Delaware.

      Section 3. Transfer of Record Ownership. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

      Section 4. Lost, Stolen or Destroyed Certificates. Certificates representing shares of the stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board of Directors from time to time may authorize.

      Section 5. Transfer Agent, Registrar, Rules Respecting Certificates. The Corporation shall maintain one or more transfer offices or agencies where stock of the Corporation shall be transferable. The Corporation shall also maintain one or more registry offices where such stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates.

      Section 6. Fixing Record Date for Determination of Stockholders of Record. The Board of Directors may fix in advance a date as the record date for the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, or the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or to express consent to corporate action in writing without a meeting, or in order to make a determination of the stockholders for the purpose of any other lawful action. Such record date in any case shall not be more than sixty days nor less than ten days before the date of a meeting of the stockholders, nor more than sixty days prior to any other action requiring such determination of the stockholders. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                   ARTICLE V

                       SECURITIES HELD BY THE CORPORATION
                       ----------------------------------

      Section 1. Voting. Unless the Board of Directors shall otherwise order, the Chairman, the President or the Treasurer shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid. The Board of Directors from time to time may confer like powers upon any other person or persons.

      Section 2. General Authorization to Transfer Securities Held by the Corporation.

            (a) Any of the following officers, to wit: the Chairman, the President, the Treasurer or the Secretary of the Corporation shall be and are hereby authorized and empowered to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidences of indebtedness or other securities now or hereafter standing in the name of or owned by the Corporation, and to make, execute and deliver under the seal of the Corporation any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.

            (b) Whenever there shall be annexed to any instrument of assignment and transfer executed, pursuant to and in accordance with the foregoing paragraph (a), a certificate of the Secretary or an Assistant Secretary of the Corporation in office at the date of such certificate setting forth the provisions hereof and stating that they are in full force and effect and setting forth the names of persons who are then officers of the Corporation, then all persons to whom such instrument and annexed certificate shall thereafter come shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and that with respect to such securities the authority of these provisions of the By-laws and of such officers is still in full force and effect.

                                   ARTICLE VI

                                    DIVIDENDS
                                    ---------

      Section 1. Declaration of Dividends. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

      Section 2. Payment and Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserves in the manner in which they were created.

      Section 3. Record Date: The Board of Directors may, to the extent provided by law, prescribe a period, in no event in excess of sixty (60) days, prior to the date for payment of any dividend, as a record date for the determination of stockholders entitled to receive payment of any such dividend, and in such case such stockholders and only such stockholders as shall be stockholders of record on said date so fixed shall be entitled to receive payment of such dividend, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                                  ARTICLE VII

                               GENERAL PROVISIONS
                               ------------------

      Section 1. Signatures of Officers. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. The signature of any officer upon any of the foregoing instruments may be a facsimile whenever authorized by the Board.

      Section 2. Fiscal Year. The fiscal year of the Corporation shall end on December 31 unless otherwise fixed by resolution of the Board of Directors.

      Section 3. Seal. Upon resolution of the Board of Directors, the Corporation may elect to have a corporate seal. In such event, the corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Delaware". Said seal may be used for causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                       WAIVER OF OR DISPENSING WITH NOTICE
                       -----------------------------------

      Whenever any notice of the time, place or purpose of any meeting of the stockholders, Directors or a committee is required to be given under the laws of Delaware, the Certificate of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the holding thereof, or actual attendance at the meeting in person, or in the case of the stockholders, by his attorney-in-fact, shall be deemed equivalent to the giving of such notice to such persons. No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued under any such law.

                                   ARTICLE IX

                              AMENDMENT OF BY-LAWS
                              --------------------

      These By-laws, or any of them, may from time to time be supplemented, amended or repealed by the Board of Directors, or by the vote of a majority in interest of the stockholders represented and entitled to vote at any meeting at which a quorum is present.

                                    ARTICLE X

                                 INDEMNIFICATION
                                 ---------------

      To the fullest extent permitted by law, the Corporation shall indemnify any director or officer of the Corporation who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer , agent or employee of another corporation, partnership, joint venture, trust or enterprise against expenses (including attorneys' fees), liability, loss, judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect of any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      Such indemnity shall inure to the benefit of the heirs, executors and administrators of any director or officer so indemnified pursuant to this Article. The right to indemnification under this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in the advance of its disposition; provided however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred in advance to the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. Such indemnification and advancement of expenses shall be in addition to any other rights to which those directors and officers seeking indemnification and advancement of expenses may be entitled under any law, agreement, vote of stockholders, or otherwise.

      Any repeal or amendment of this Article by the stockholders of the Corporation or by the changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or amendment. In addition to the foregoing, the right to indemnification and advancement of expenses shall be to the fullest extent permitted by the General Corporation Law of the State of Delaware or any other applicable law and all amendments to such laws as hereafter enacted from time to time.

                                   ARTICLE XI

                                   AMENDMENTS
                                   ----------

      These  By-Laws may be amended or repealed,  or new By-Laws may be adopted,
(1) at any annual or special meeting of the stockholders, by majority of the total votes of the stockholders present or in person or represented by proxy and entitled to vote on such action; provided however, that the notice of such meeting shall have been given as provided in these By-Laws, which notice shall mention that amendment or repeal of these By-Laws, or the adoption of new By-Laws, is one of the purposes of such meeting; (2) by written consent of the stockholders pursuant to these by-laws; or (3) by action of the Board of Directors pursuant to these by-laws.